UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2017

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On November 8, 2017, Argos Therapeutics, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that (i) the Company has not regained compliance with the minimum $15,000,000 market value of publicly held shares requirement for continued listing on The Nasdaq Global Market (the “MVPHS Requirement”), and (ii) failure to regain compliance with the MVPHS Requirement serves as an additional basis for delisting the Company’s securities from Nasdaq.

As previously disclosed, on October 26, 2017, the Company received a letter from the Staff indicating that (i) the Company had not regained compliance with the minimum $50,000,000 market value of listed securities requirement for continued listing on The Nasdaq Global Market (the “MVLS Requirement”), and (ii) unless the Company requested a hearing before a Nasdaq Hearing Panel (“Panel”), trading of the Company’s common stock would be suspended at the opening of business on November 6, 2017. Also as previously disclosed, on November 1, 2017, the Company received a letter from the Staff indicating that (i) the Company had not regained compliance with the requirement for continued listing on the Nasdaq that the Company maintain a minimum bid price of $1.00 per share for 30 consecutive business days (the “Bid Price Rule”), (ii) the Company was not eligible for a second 180 day period to regain compliance, and (iii) failure to regain compliance with the Bid Price Rule served as an additional basis for delisting the Company’s securities from Nasdaq.

The Company has requested a hearing before a Panel at which it plans to request continued listing pending its return to compliance with the MVPHS Requirement, the MVLS Requirement and the Bid Price Rule. The Company’s hearing request has stayed the suspension of trading and delisting of the Company’s common stock pending the conclusion of the hearing process and the expiration of any additional extension period granted by the Panel. Consequently, the Company’s common stock will remain listed on The Nasdaq Global Market at least until the Panel renders a decision following the hearing, which the Company expects to occur in January 2018.

In connection with the hearing, the Company may ask the Panel to transfer its listing to The Nasdaq Capital Market pursuant to a listing “exception.” In such an event, the applicable continued listing requirements would be a market value of publicly held shares of $1,000,000, which the Company currently meets, a $1.00 per share bid price and a market value of listed securities of $35,000,000 or, alternatively, $2,500,000 in stockholders’ equity. In the event the Panel were to grant a request to transfer to The Nasdaq Capital Market, the maximum extension period that could be granted would run through April 24, 2018.

As previously reported, on May 9, 2017, the Staff notified the Company that it was not in compliance with the MVPHS Requirement for continued listing on The Nasdaq Global Market, and that the Company had 180 calendar days, or until November 6, 2017, to regain compliance with the MVPHS Requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

By:	/s/ Jeffrey D. Abbey
Name:	Jeffrey D. Abbey
Title:	President and Chief Executive Officer

DATED: November 9, 2017